Exhibit 99.3

ACE Convergence Acquisition Corp. and Achronix Semiconductor Corporation

Conference Call Script

January 7, 2021

Operator

Welcome to today’s conference call announcing the business combination of Achronix Semiconductor Corporation and ACE Convergence Acquisition Corp. Joining us on the call are Behrooz Abdi, Chairman and Chief Executive Officer of ACE, John Lofton Holt, Founder and Chairman of Achronix, and Robert Blake, Chief Executive Officer of Achronix.

We would first like to remind everyone that this call contains forward-looking statements including, but not limited to, Achronix’s and ACE’s expectations or predictions of financial and business performance and conditions, competitive and industry outlook; the cash resources, plans and prospects of the combined entity; expected valuations of the combined entity; and the timing and completion of the transaction. Commentary on these topics constitutes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. We encourage you to read the press release issued today, the accompanying presentation, and ACE’s public filings with the SEC, including a Registration Statement on Form S-4 that will be filed in the coming days and available on the SEC’s website, and, in particular, to the section or sections titled Risk Factors, for a discussion of the risks that can affect the transaction, ACE’s and Achronix’s businesses, and the outlook of the combined company.

Achronix and ACE are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ACE Convergence Acquisition Corp. and Achronix Semiconductor Corporation

Conference Call Script

January 7, 2021

This conference call is for informational purposes only and shall not constitute an offer to buy any securities or a solicitation of any vote in any jurisdiction pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

And now, I would now like to introduce Behrooz Abdi, Chairman and CEO of ACE Convergence Acquisition Corp.

ACE Convergence Acquisition Corp. and Achronix Semiconductor Corporation

Conference Call Script

January 7, 2021

Behrooz Abdi, Chairman and CEO of ACE Convergence

Hello everybody. I'm joined on today’s call by Founder and Chairman of Achronix Semiconductor Corporation, John Lofton Holt, as well as Robert Blake, Chief Executive Officer of Achronix. We are very excited to present the business combination between ACE and Achronix.

ACE was established with a focus on the enterprise IT sector, targeting high-growth companies that are poised to capitalize on the changing landscape of data acceleration being driven by developments in AI, Cloud, and 5G technologies. We assembled a team of sector specialists with a proven history of scaling complex technology organizations and making transformative value-creation decisions. Our team’s collective years of operating experience in this space is a distinguishing factor in this merger. We can leverage our deep sector knowledge and industry connections to increase shareholder value post-transaction, as board members and senior advisors.

As we launched our SPAC we had a few criteria for selecting the optimal target. We were looking for a company that was either a category leader or had scarcity value, and that had a disruptive technology with high barriers to entry that was customer validated with a strong design pipeline and attractive financial characteristics. Achronix had been on our short list from the start. When we began our diligence, we knew we had found our merger partner, one that satisfied our mandate and also offered a compelling and highly-differentiated investment opportunity.

Achronix is a fabless semiconductor company with a long history of delivering innovative FPGA products and supporting software tools. As the only independent, high-end FPGA provider bolstered by a distinctive licensing model, Achronix is uniquely positioned to provide specialized, flexible compute solutions for data acceleration—an approximate $10 billion market opportunity, expected to grow at a double digit CAGR through 2025, according to Semico Research.

ACE Convergence Acquisition Corp. and Achronix Semiconductor Corporation

Conference Call Script

January 7, 2021

I will add a few words about the expected transaction parameters: the implied equity value of the combined company is approximately $2.1 billion. With industry leading forecast revenue growth and profitability, we believe the valuation compares very favorably to recent semiconductor IPOs and the peer group.

Furthermore, our PIPE was oversubscribed at $150 million. The transaction is expected to result in $330 million in cash to the combined company before expenses, assuming no redemptions by our shareholders. To demonstrate our conviction in the future of this merger and alignment of interests with shareholders, Achronix and ACE have collectively agreed to defer five million of our shares, subject to the achievement of certain stock price hurdles. We could not be more excited to partner with the Achronix team.

With that, I'm pleased to ask John Holt, Founder and Chairman of Achronix for additional comments.

John Lofton Holt, Chairman and Co-Founder of Achronix

Thanks Behrooz. As the founder and original investor in Achronix 16 years ago, I'm very excited to tell you about how we succeeded in building a world-class silicon and tools capability that can disrupt the FPGA market.

In 2010, we made history when we became Intel’s first foundry customer, allowing us to rapidly scale our business and establish Achronix as a leader in the FPGA industry. This led to the development of our Speedster22i product family in 2013.

Then in 2016, by partnering with TSMC and offering our technology as IP, Achronix became the first company to license our FPGA fabric for use in custom chips. To date, this licensing business with TSMC has shipped 10 million cores, while our chip business has secured over $400 million in production orders.

Achronix is now in the most exciting time in our company’s history, our acceleration phase. With Robert Blake as CEO, we have built a diverse and robust business with a pipeline of over $1.1 billion. Achronix is the only independent, high-end FPGA player and we believe it is the market leader with its embedded FPGA IP business.

ACE Convergence Acquisition Corp. and Achronix Semiconductor Corporation

Conference Call Script

January 7, 2021

This IP licensing business model complements our high-end, FPGA offering and has driven strong profitability. As of today, Achronix has a revenue run rate of nearly $160 million, supporting gross margins of nearly 76% and EBIT margins of 32%.

It’s now my pleasure to turn the call over to my partner and our CEO, Mr. Robert Blake.

Robert Blake, CEO of Achronix

Thanks, John. The world is at the beginning of a high-growth phase of intelligent, self-learning computation that will have broad impacts on all aspects of our daily lives.

As we enter the AI Era, where computational power requirements are doubling every three to four months versus traditional CPU architectures that doubled every two years that followed Moore’s Law. Conventional solutions can no longer scale to meet the performance, cost and flexibility requirements for these new classes of applications in high-growth markets, including AI, Cloud, 5G wireless, all of which drive strong demand for data throughput.

The landscape for acceleration technologies is broad with traditional CPUs, GPUs, FPGAs, and application-specific, customized circuits. Traditional, CPUs and GPUs have more flexibility, but FPGAs and ASIC technologies offer better performance and power efficiency. Our latest products, Achronix’s Speedster7t family, combines the flexibility of FPGAs with ASIC-level performance and power efficiency.

This new compute and networking space, offers high-growth opportunities. Achronix focuses on the high end of the FPGA market, which has significant growth and profitability potential. In addition, we offer our embedded FPGA IP for high-volume applications that have critical cost and power constraints like computational storage, ADAS in automotive and 5G wireless.

ACE Convergence Acquisition Corp. and Achronix Semiconductor Corporation

Conference Call Script

January 7, 2021

Achronix has three main classes of products. Speedster7t are standalone, high-performance, FPGA products that are built using TSMC’s seven-nanometer technology and are optimized for data acceleration and high-speed communications applications.

Additionally, Achronix offers its FPGA products on data acceleration cards intended to drive faster adoption of our products. We ship these cards either as standalone products or with our partners, inside server platforms with a full range of software to accelerate new data networking and machine learning applications.

Speedcore is our high-end, high-performance embedded FPGA technology that is offered as a licensed IP for integration in other companies’ ASICs and SoCs. This licensing model allows our customers to build customized products with increased performance and FPGA flexibility at a lower cost and power consumption.

All of these new products are fully supported with a complete and optimized range of Achronix software tools that we call ACE, or the Achronix CAD Environment. ACE enables customers to quickly develop their own custom applications.

We have seen customer validation of our products come in the form of almost $240 million of orders in calendar year 2020. Further, we have a very large and growing pipeline comprised of Speedster7t and Speedcore, which is over $1.1 billion. It is this enthusiasm for our products that we believe will drive our future growth.

Our key geographic markets are the US, Europe and Asia. In each of these locations, we go to market with our own direct sales organizations, field application engineers, application support team, as well as a network of highly trained and focused sales representatives. We also have an extensive partner network that enables us to provide additional IP and design services to accelerate the adoption of our technology.

ACE Convergence Acquisition Corp. and Achronix Semiconductor Corporation

Conference Call Script

January 7, 2021

Turning to our financials, Achronix’s estimated revenue for 2020 is approximately $105 million with a 79% gross margin and 35% EBIT margin, subject to the completion of our year-end closing procedures. Our long-term operating model, we expect 70% of our revenue will be comprised of Speedster standalone FPGA products, and 30% will come from Speedcore embedded FPGA IP, where Achronix has no manufacturing costs. The net of these two products is expected to drive our year-on-year growth of approximately 20% to 25%, with a gross margin in the 70% to 75% range. We expect to maintain our operating expenses at approximately 40% of revenue, driving EBIT margins to 30% to 35%. We believe that our unique business model, combining these two product classes, enables us to drive strong growth and high profitability.

Our company has technology leadership built over the last 16 years. We have developed deep customer insight and knowledge, not only in how to build this technology but how to deliver it in a production environment to meet the quality levels required by mission-critical applications.

In closing, I would like to summarize why we are very excited about the opportunity Achronix has ahead of us:

•	AI compute requirements are doubling every three to four months versus compute doubling every two years under Moore’s Law, presenting a very large growth opportunity for Achronix data acceleration products and services

•	We see data acceleration as a large and growing $10 billion market opportunity, where Achronix has exposure to the highest growth segments including: AI, cloud-compute, 5G, networking, computational storage and automotive

•	Achronix is the only remaining independent, high-end FPGA player in the market

ACE Convergence Acquisition Corp. and Achronix Semiconductor Corporation

Conference Call Script

January 7, 2021

•	And finally, we have a highly differentiated financial model that comprises strong revenue growth with software-like margins and a non- capital-intensive, fabless model that will generate substantial free cash flow

Thank you again for joining us.

We look forward to updating you on our progress.